UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2021

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road
Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

207-629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2021, Avangrid Renewables, LLC, an indirect wholly-owned subsidiary of Avangrid, Inc. (“Avangrid Renewables”), entered into a restructuring agreement with CI-II Park Holding LLC, CI III Park Holding LLC and CI IV Master DEVCO LLC, each of which are subsidiaries of Copenhagen Infrastructure Partners, and Vineyard Wind LLC, which provides for a restructuring of the Avangrid Renewables and Copenhagen Infrastructure Partners 50-50 Vineyard Wind joint venture (the “Restructuring Agreement”).

Pursuant to the Restructuring Agreement, (i) Vineyard Wind 1, the 800 megawatt wind generating facility to be built in federal waters off of the coast of Martha’s Vineyard, Massachusetts, will remain a 50-50 joint venture between the partners, (ii) Avangrid Renewables will take full ownership of lease area OCS-A 0534, which includes Park City Wind, an 804 megawatt project that will deliver clean energy to Connecticut, and Commonwealth Wind, which submitted a bid for up to 1,200 megawatts to the third Massachusetts offshore wind competitive solicitation on September 16, 2021, and (iii) Copenhagen Infrastructure Partners will take full ownership of lease area OCS-A 0522, the easternmost offshore wind area, which has the potential to deliver approximately 2,500 megawatts of clean energy into New England and New York. In addition, at the closing of the restructuring Avangrid Renewables will make a net payment of approximately $167.5 million in the aggregate to CI-II Park Holding LLC and CI III Park Holding LLC.

The Restructuring Agreement contains certain representations, warranties and covenants that are customary for transactions of this type, including, without limitation, covenants related to the provision of bids in certain offshore wind competitive solicitations. In addition, the closing of the restructuring is subject to the satisfaction or waiver of certain customary closing conditions including, without, limitation approval of the Bureau of Ocean Energy Management to the assignment of lease area OCS-A 0534 and lease area OCS-A 0522 and consent to assignment of certain power purchase agreements for Park City Wind. The closing of the restructuring is currently expected in 2022. The foregoing description is only a summary of the material provisions of the Restructuring Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Restructuring Agreement, dated September 15, 2021, among CI-II Park Holding LLC, CI III Park Holding LLC, CI IV Master DEVCO LLC, Avangrid Renewables, LLC and Vineyard Wind LLC.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Douglas Stuver
Name:	Douglas Stuver
Title:	Senior Vice President – Chief Financial Officer

Dated: September 21, 2021

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